UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)  April 7, 2005
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                      Coastal Bancshares Acquisition Corp.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

         000-51155                                      20-1191778
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  (Commission File Number)                    (IRS Employer Identification No.)

  9821 Katy Freeway, Suite 500
  Houston, Texas                                          77024
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 (Address of Principal Executive Offices)               (Zip Code)

                                 (713) 827-2104
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01  Entry into a Material Definitive Agreement.

     On April 7, 2005, Fred S. Zeidman resigned as a Class A member of the Board of Directors of the Company and forfeited his ownership of 40,000 shares of common stock of the Company, pursuant to a Resignation and Forfeiture of Shares Agreement, executed by Mr. Zeidman and acknowledged and agreed to by the Company and I-Bankers Securities Incorporated and Newbridge Securities Corporation (the "Representatives"), the representatives to the underwriters in the Company's initial public offering (the "Offering"). On April 7, 2005, the Board of Directors of the Company appointed Lawrence Fisher as a Class A member of the Board of Directors to fill the vacancy created by Mr. Zeidman's resignation. Additionally, the Board granted 40,000 restricted shares of the Company's common stock to Mr. Fisher. In connection with the stock grant, Mr. Fisher executed a Lock-up Agreement and an Insider Letter, in substantially the same form as the agreements executed by the initial stockholders of the Company in connection with the Offering. Additionally, the Company entered into the following agreements:

Resignation and Forfeiture of Shares Agreement

     The Company and the Representatives acknowledged and agreed to the Resignation and Forfeiture of Shares Agreement, executed by Mr. Zeidman.
Pursuant to the agreement, Mr. Zeidman: (i) resigned from the Board of Directors; (ii) forfeited his ownership of 40,000 shares of common stock of the Company; (iii) terminated all agreements previously entered into with the Company; and (iv) waived his rights under all agreements previously entered into with the Company. By acknowledging and agreeing to the agreement, the Company and the Representatives terminated Mr. Zeidman's obligations pursuant to that certain Insider Letter, dated January 20, 2005, executed by Mr. Zeidman for the benefit of the Company and the Representatives.

Amendment to Stock Escrow Agreement

     The Company entered into an Amendment to Stock Escrow Agreement with Continental Stock Transfer and Trust Company, the initial stockholders of the Company and Mr. Fisher, making Mr. Fisher a party to the agreement. Pursuant to the agreement, Mr. Fisher will escrow his 40,000 restricted shares of common stock of the Company until the earlier of a business combination by the Company or the liquidation of the Company as required pursuant to its Amended and Restated Certificate of Incorporation.

Amendment to Registration Rights Agreement

     The Company entered into an Amendment to Registration Rights Agreement with the initial stockholders of the Company and Mr. Fisher, making Mr. Fisher a party to the agreement. Pursuant to the agreement, Mr. Fisher will have the same registration rights as if he had been an initial stockholder of the Company.

Item 1.02  Termination of a Material Definitive Agreement

     Pursuant to the Resignation and Forfeiture of Shares Agreement, the following agreements were terminated: (i) that certain Insider Letter, dated January 20, 2005, executed by Fred S. Zeidman for the benefit of the Company and the Representatives; and (ii) that certain Lock-up Agreement, dated February 18, 2005, executed by Mr. Zeidman for the benefit of the Representatives.

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

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

          (b) On April 7, 2005, Fred S. Zeidman resigned as a Class A member of the Board of Directors of the Company.

          (d) On April 7, 2005, the Board of Directors unanimously approved the appointment of Lawrence Fisher to fill the vacancy on the Board created by the resignation of Mr. Zeidman. Mr. Fisher was appointed as a Class A member of the Board of Directors of the Company, to hold office until the next annual meeting of stockholders or until his successor has been elected and qualified.

     A copy of the press release, dated April 7, 2005, announcing the resignation of a member of the Board of Directors and the appointment to fill the vacancy, is filed as Exhibit 99.1.

Item 8.01  Other Events.

     On April 7, 2005, the Board of Directors of the Company appointed Lawrence Fisher as a Class A member of the Board of Directors of the Company. Additionally, the Board granted 40,000 restricted shares of the Company's common stock to Mr. Fisher. The 40,000 restricted shares of common stock of the Company have been placed in escrow with Continental Stock Transfer & Trust Company until the earlier of a business combination by the Company or the liquidation of the Company as required pursuant to its Amended and Restated Certificate of Incorporation.

Item 9.01  Financial Statements and Exhibits

          (a)  Not applicable.

          (b)  Not applicable.

          (c) The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-B:

               Exhibit
                Number         Description of Exhibit
               --------        ----------------------
                  99.1         Press release dated April 7, 2005


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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  April 11, 2005                     Coastal Bancshares Acquisition Corp.


                                          By:  /s/ Cary M. Grossman
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                                          Name:    Cary M. Grossman
                                          Title:   Co-Chief Executive Officer



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                                Index to Exhibits

                  99.1          Press release dated April 7, 2005